UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 18, 2004

BROADWING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-30989	52-2041343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046-9400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(443) 259-4000

CORVIS CORPORATION
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities

On October 18, 2004, Broadwing Corporation provided notice to the holders of its Senior Convertible Notes that in accordance with the terms of the notes and the Securities Purchase Agreement, dated February 9, 2004 (the “Purchase Agreement”), relating to the notes, Broadwing was electing to pay the interest of $2,430,528 due on the notes on November 19, 2004 and the installment of principal of $32,142,857 due on the notes on that date in shares of its Common Stock, $.01 par value per share, provided that the conditions to such payment are satisfied. The number of shares of Common Stock will be determined in accordance with the formula set forth in the Purchase Agreement during a 20 trading day period ending on November 16, 2004. The shares of Common Stock will be issued pursuant to the exemption from registration provided in Section 4(2) of the Securities Act of 1933.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORVIS CORPORATION

Date: October 20, 2004	/s/ Lynn D. Anderson
Lynn D. Anderson
Senior Vice President, Chief Financial Officer and Treasurer